UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
___________________________________________

Date of Report (Date of earliest event reported): February 7, 2008

GLOBAL MATRECHS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29204	58-2153309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Executive Pavilion, 90 Grove Street, Ridgefield, Connecticut 06877
(Address of principal executive offices) (Zip Code)

(203) 431-6665
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

Resignation of Existing Certifying Accountant

On February 7, 2008, Global Matrechs, Inc. (the "Company") was advised that its independent accountant, Mantyla McReynolds, LLC (“Mantyla”) had resigned as the principal independent accountant for the Company.

Mantyla never issued an audit report or gave an audit opinion.

The Company's board of directors, acting as the Audit Committee, unanimously recommended and approved the decision to accept the resignation of Mantyla as the Company’s independent registered public accounting firm.

Through February 7, 2008, there have been no disagreements with Mantyla on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla, would have caused it to make reference to the subject matter of such disagreements in connection with its audit report. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has given permission to Mantyla to respond fully to the inquiries of the successor auditor, including those concerning the subject matter of this reportable event.

Mantyla have furnished the Company with a letter, dated April 7, 2008, addressed to the SEC stating it agrees with the above statements. The Company has attached a copy of the Mantyla letter to this Current Report on Form 8-K (see Exhibit 16.1).

Appointment of New Certifying Accountant

The Company engaged Li & Company, PC (“Li”) as its new independent registered public accounting firm as of February 26, 2008.

During the years ended December 31, 2005 and December 31, 2004, and through February 26, 2008, the Company did not consult with Li with regard to any of the matters or events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from Mantyla McReynolds, LLC, dated April 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of April 2008.

Global Matrechs, Inc. By: /s/ Michael Sheppard Name: Michael Sheppard Title: Chief Executive Officer